UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 13, 2015
Date of Report (Date of earliest event reported)

REALBIZ MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 W. Passaic Street, Suite 301, Rochelle Park, NJ	07662

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-732-5249

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On November 13, 2015, we entered into an Settlement Agreement and Release with Himmil Investments Ltd. (“Himmil”) to settle certain disputes (the “Disputes”) that have arisen between Himmil and us (collectively the “Parties”) regarding the following documents (collectively, the “Transaction Documents”) and the transactions contemplated thereby: (i) the Securities Purchase Agreement, dated as of October 20, 2014, by and between the Parties (the “2014 SPA”), (ii) the Registration Rights Agreement, dated as of October 20, 2014, by and between the Parties, (iii) the 7.5% convertible promissory note, dated October 20, 2014, issued pursuant to the 2014 SPA (the “2014 Note”), (iv) the common stock purchase warrant, dated October 20, 2014, issued pursuant to the 2014 SPA (the “2014 Warrant”), (v) the Securities Purchase Agreement, dated as of May 12, 2015, by and between the Parties (the “2015 SPA”), (vi) the Registration Rights Agreement, dated as of May 12, 2015, by and between the Parties, (vii) the 7.5% convertible promissory note, dated June 16, 2015, issued pursuant to the 2015 SPA (the “2015 Note” and, together with the 2014 Note, the “Notes”), and (viii) the common stock purchase warrant, dated June 16, 2015, issued pursuant to the 2015 SPA (the “2015 Warrant” and, together with the 2014 Warrant, the “Warrants”);

The Parties agreed that through and including December 13, 2015 (such period, the “Standstill Period”), Himmil would not (i) deliver a conversion notice to us or our transfer agent with respect to the conversion of all or any portion of and shall not otherwise attempt to convert the 2015 Note, and (ii) deliver an exercise notice to us or our transfer agent with respect to the exercise of all or any portion of and shall not otherwise attempt to exercise the Warrants.

In full and final settlement of the Disputes and all claims between the Parties, we agreed to pay Himmil a total cash amount of Five Hundred Thousand Dollars ($500,000) (the “Settlement Amount”). The Settlement Amount is required be paid to Himmil, by wire transfer of immediately available funds to an account to be designated by Himmil, in two installments as follows: (i) $25,000 shall be paid on or before November 17, 2015, and (ii) $475,000 shall be paid prior to the expiration of the Standstill Period. Effective upon Himmil’s confirmed receipt of the full Settlement Amount, the 2015 Note and the Warrants will be cancelled and shall be of no further force and effect.

In the event that we fail to pay Himmil the full Settlement Amount prior to the expiration the Standstill Period, then the Transaction Documents would remain in full force and effect and any payments made pursuant to Section 2.02 shall be applied to the principal amount of the 2015 Note balance. Further, we agreed that following expiration of the Standstill Period, we would instruct our transfer agent to process and otherwise fully honor and comply with any and all conversion notices and other instructions delivered to it directly from Himmil or its representatives with respect to the 2015 Note, so long as such conversion notices or other instructions comply with the terms and conditions of the Transaction Documents

Mutual releases were exchanged amongst the parties.

The foregoing descriptions of the Settlement Agreement and Release is a summary, and is qualified in its entirety by reference to such document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

10.1 Settlement Agreement and Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALBIZ MEDIA GROUP, INC. (Registrant)

Date: November 19, 2015	By:	/s/ Alex O. Aliksanyan
Alex O. Aliksanyan Chief Executive Officer

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